Exhibit 99.2

For Release: April 17, 2007	For Further Information:
Todd Asbury, Senior Vice President & CFO
(276) 873-6288

NEW PEOPLES BANK TO ACQUIRE TWO FNB SOUTHEAST BRANCHES IN SOUTHWEST VIRGINIA

Honaker, Virginia, April 17, 2007 – New Peoples Bank, a wholly-owned subsidiary of New Peoples Bankshares, Inc., announced today that it signed a definitive agreement with FNB Financial Services Corporation (“FNB”) to acquire two FNB Southeast branches in the Southwestern Virginia area on April 13, 2007, namely the Norton and Pennington Gap branches. The transaction will include the assumption of approximately $60.4 million in deposits in exchange for certain fixed assets of the offices, approximately $14.6 million in loans originated by the branches and cash.

For New Peoples Bank, the transaction is a natural extension of its footprint in the Southwest Virginia market. The new offices acquired in this transaction will be operated within the Cumberland division of New Peoples Bank. The transaction is expected to close in the second quarter of 2007, subject to bank regulatory approval and satisfaction of closing conditions.

Kenneth Hart, President of New Peoples Bank, commented, “We have devoted ourselves to effectively provide personalized community banking services to both businesses and households in the Southwest Virginia, Northeast Tennessee and Southern West Virginia marketplaces over the last several years. This acquisition contributes to that goal by adding a fourth full-service New Peoples Bank branch in Wise County to go along with the Wise, Pound and Big Stone Gap branches, and a full-service branch in Pennington Gap to complement our existing Lee County branch at Jonesville. The customers of the FNB Southeast Norton and Pennington Gap branches can expect to receive the same high level of service that they have grown to respect and trust, plus have many more local branches with which to do business.”

Hart further noted, “It has always been the objective of New Peoples Bank to serve large and small communities in our service areas, and to make an effort to treat our customers as friends and neighbors. The existing customers of the acquired branches will be welcomed as such in becoming new customers to our bank.”

The branches to be acquired by New Peoples Bank include FNB’s Norton branch located at 600 Trent Street, and its Pennington Gap branch located at 700 East Morgan Avenue.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a $635 million bank holding company headquartered in Honaker, Virginia, and one of the fastest growing community banks in Virginia. New Peoples Bank operates 26 full-service banking locations. Additional affiliates of New Peoples Bankshares include NPB Financial Services, Inc., an insurance and securities firm. Information about New Peoples Bank may be found on the Company’s web site: www.newpeoplesbank.com.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by New Peoples Bankshares, Inc. (the “Company”) with the Securities and Exchange Commission or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including securing all necessary governmental and other approvals, the satisfaction of all conditions to the transaction, changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in laws, regulations or policies of regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These and other factors could adversely affect the outcome and financial effects of the plans and events described herein. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.